SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
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              AMERICAN INDUSTRIAL PROPERTIES REIT
        (Name of Registrant as Specified in Its Charter)

                         Not Applicable
           (Name of Person(s) Filing Proxy Statement)

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Released by Southwest Newswire              For Immediate Release



              AMERICAN INDUSTRIAL PROPERTIES REIT
            SENDS ADDITIONAL MATERIAL IN CONNECTION
                      WITH ANNUAL MEETING


      DALLAS, Texas, December 11, 1995 -- American Industrial Properties REIT [NYSE:IND] (the "Trust"), today announced that it was sending additional proxy materials to its shareholders clarifying certain matters regarding the election of Trust Managers at the Trust's Annual Meeting of Shareholders on December 13, 1995 and the support of management by Public Storage, Inc.

       These materials described that on February 2, 1995, consistent with the 66 2/3% requirement for the election of Trust Managers under the Texas REIT Act, the Bylaws of the Trust were amended to provide that Trust Manager nominees who have not been previously elected as Trust Managers must be elected by 66 2/3% of the outstanding shares. On September 29, 1995, the Trust Managers amended the Bylaws to specifically provide that a 66 2/3% vote was required to amend any Bylaw provisions which required a 66 2/3% vote.

      Subsequent to Pure World's mailing of its initial proxy materials, the Trust Managers took additional action to amend the Bylaws to ensure that Pure World's solicitation of a majority vote to amend the Bylaws could not be used to circumvent this 66 2/3% requirement.

      It is the Trust's view that Bylaw amendments proposed by Pure World cannot validly circumvent this 66 2/3% requirement and, accordingly, Pure World's Trust Manager nominees, (just like Charles W. Wolcott and William H. Bricker when they initially became Trust Managers) must receive a 66 2/3% vote to become Trust Managers.

      The Trust also announced that Public Storage, Inc. intends to support management and vote its 422,000 shares for Mr. Bricker and Mr. Wolcott and against Pure World's nominees and against the Bylaw amendments proposed by Pure World. All of Public Storage's shares were purchased during the past year. Public Storage recently disclosed in a report filed with the SEC that it has had various discussions with the Trust relating to possible corporate transactions with the Trust, including a merger between the two entities, a transfer of commercial properties from Public Storage to the Trust, an infusion of capital from Public Storage to the Trust and employment arrangements with the principal executive officers of the Trust. While there have been preliminary discussions with Public Storage, there are no agreements, arrangements or understandings between Public Storage and the Trust at this time.

      American Industrial Properties REIT is a self-administered equity real estate investment trust which has acquired, managed and improved industrial and other commercial properties since 1985. The Trust owns and operates 15 industrial properties and one retail shopping mall.


For additional information,
please contact:

Charles W. Wolcott
(214) 550-6053